Filed Pursuant to Rule 424(b)(5)

Registration No. 333-266902

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated August 25, 2022)

REE Automotive Ltd.

6,376,631 Ordinary Shares

We are offering 6,376,631 Class A ordinary shares, no par value (“Ordinary Shares”) to certain institutional and accredited investors (the “Investors”) pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement, dated March 18, 2025, between us and the Investors. The purchase price of each Ordinary Share is $4.25.

Our Ordinary Shares trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “REE.” On March 17, 2025, the last sale price of the Ordinary Shares as reported on Nasdaq was $6.57 per share.

We are a “foreign private issuer”, as defined in Rule 405 under the Securities Act, and are eligible for reduced public company reporting requirements.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 4 of the accompanying prospectus, as well as the risk factors and other information contained in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference into this prospectus supplement, for information regarding risks you should consider before investing in our securities.

None of the Securities and Exchange Commission, any state securities commission or the Israel Securities Authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have engaged A.G.P./Alliance Global Partners (the “Placement Agent”) to act as Placement Agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the Ordinary Shares offered by this prospectus supplement and accompanying prospectus, but the Placement Agent may be unable to sell all of the Ordinary Shares being offered hereby. The Placement Agent is not purchasing or selling any of the Ordinary Shares we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of Ordinary Shares. We have agreed to pay to the Placement Agent the commissions set forth in the table below, which assumes that we sell all of the Ordinary Shares offered by this prospectus supplement and accompanying prospectus. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for more information regarding these arrangements.

	Per Ordinary Share	Total
Offering price	$4.25	$27,100,681.75
Placement Agent fees(1)	$0.34	$1,767,513.80	(2)
Proceeds, before expenses, to us	$3.91	$25,333,167.95

(1)	We have agreed to pay the Placement Agent a cash fee equal to (i) 8.0% of the aggregate proceeds from the sale of the Ordinary Shares sold in this offering to certain investors and (ii) 2.0% of the aggregate proceeds from the sale of the Ordinary Shares sold in this offering to certain other investors. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. See “Plan of Distribution” beginning on page S-18 for additional information regarding the compensation to be paid to the Placement Agent.
(2)	Includes a reduced Placement Agent cash fee of 2.0% for the issuances 1,570,748 shares to existing shareholders and insiders of the Company.

Delivery of the Ordinary Shares offered pursuant to this prospectus supplement and accompanying prospectus is expected to be made on or about March 19, 2025, subject to satisfaction of customary closing conditions.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is March 18, 2025

Table of Contents

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference therein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of a registration statement on Form F-3 with the Securities and Exchange Commission (the “SEC”) on August 16, 2022, as part of a “shelf” registration process, which the SEC declared effective on August 25, 2022. Under the shelf registration process, we may sell any combination of the securities described in the accompanying prospectus in one or more offerings. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, before buying our securities being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

We have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our securities, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Documents Incorporated by Reference.”

Except as expressly stated or the context otherwise requires, the terms “we,” “us,” “our,” “REE” and the “Company” refer to REE Automotive Ltd.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein include certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to, statements regarding REE or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “will,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would’, “target” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements in this prospectus supplement and certain documents incorporated by reference herein may include, among other things, statements about REE’s strategic and business plans, technology, relationships, objectives and expectations for our business, the impact of trends on and interest in our business, intellectual property or product and its future results, operations and financial performance and condition.

These forward-looking statements are based on information available as of the date of this prospectus supplement and the date of certain documents incorporated by reference herein and current expectations, forecasts and assumptions. Although REE believes that the expectations reflected in forward-looking statements are reasonable, such statements involve a number of known and unknown risks, uncertainties, assumptions, judgments and other factors including the risks described in the section titled “Item 3.D. Risk Factors” of our annual report on Form 20-F as filed with the SEC on March 27, 2024, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. These factors are difficult to predict accurately and may be beyond REE’s control. Forward-looking statements in this prospectus supplement and certain documents incorporated by reference herein speak only as of the date made and REE undertakes no obligation to update its forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this communication may not occur. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

Some factors that could cause actual results to differ include:

●	REE’s ability to raise sufficient capital to finance its future tooling projects and production plan;

●	REE’s ability to commercialize its strategic plan;

●	REE’s ability to maintain and advance relationships with current Tier 1 suppliers and strategic partners;

●	development of REE’s advanced prototypes into marketable products;

●	REE’s ability to grow and scale manufacturing capacity through relationships with Tier 1 suppliers;

●	REE’s estimates of unit sales, expenses and profitability and underlying assumptions;

●	REE’s reliance on its United Kingdom Engineering Center of Excellence, or the UK Engineering Center, for the design, validation, verification, testing and homologation of its products;

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●	REE’s limited operating history;

●	risks associated with building out of REE’s supply chain;

●	risks associated with plans for REE’s initial commercial production;

●	REE’s dependence on suppliers, some of which are or will be single or limited source;

●	development of the market for commercial electric vehicles;

●	risks associated with data security breach, failure of information security systems and privacy concerns;

●	future sales of our securities by existing material shareholders or by us could cause the market price for the Ordinary Shares to decline;

●	potential disruption of shipping routes due to accidents, political events, international hostilities and instability, piracy or acts by terrorists (including attacks by the Houthis in the Red Sea);

●	intense competition in the e-mobility space, including with competitors who have significantly more resources;

●	risks related to the fact that REE is incorporated in Israel and governed by Israeli law;

●	REE’s ability to make continued investments in its platform;

●	general market conditions, geopolitical and macroeconomic conditions globally and in each of the countries in which we operate, including those related to political unrest in Israel and actual or potential armed conflict in Israel and other parts of the Middle East (e.g., Lebanon, Iraq, Syria, Yemen, and Iran), such as the October 2023 attack by Hamas and other terrorist organizations, and attacks by Hezbollah and the Houthis, and Israel’s subsequent war and/or armed conflict against each of them respectively;

●	fluctuations in interest rates, rising global inflation, and foreign exchange rates;

●	the need to attract, train and retain a highly-skilled technical workforce;

●	changes in laws and regulations that impact REE;

●	REE’s ability to enforce, protect and maintain intellectual property rights and to defend itself from claims that it infringed on third party intellectual property rights;

●	REE’s ability to retain engineers and other highly qualified employees to further its goals; and

●	those factors referred to in our in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on March 27, 2024 (the “2023 Annual Report”), incorporated by reference herein, in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our 2023 Annual Report generally, which is incorporated by reference into this prospectus.

These forward-looking statements speak only as of the date they are made, and REE undertakes no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as required by federal securities law.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein, before deciding whether to invest in our securities.

Company Overview

REE is an automotive technology company focused on building commercial electric vehicles controlled fully by wire, what REE calls X-by-Wire. Unbound by legacy thinking, REE created the world’s first certified, software-driven, fully by-wire electric vehicle, built around its proprietary REEcorner™, which packs critical vehicle components into a single compact module positioned between the chassis and the wheel.

The REEcornerTM, the Company’s proprietary by-wire technology for drive, steer and brake control, enables X-by-Wire vehicle control and is designed to allow for key benefits for building commercial electric trucks such as reduction in total cost of ownership, operational efficiency, and many other benefits described below and in our 2023 Annual Report.

REE’s technology and design, which is patent protected, make it possible for original equipment manufacturers, delivery and logistics fleets, dealers, e-commerce retailers, Mobility-as-a-Service (“MaaS”) providers and others, to build any size or shape of electric vehicle. With the first Federal Motor Safety Standards certified full by-wire electric vehicle, REE is currently focused primarily on the North American medium-duty truck segment due to the large total addressable market, increased tax incentives for customers, and strong demand from fleets to electrify their fleets.

REE is targeting delivery and logistic fleets, dealers, e-commerce retailers, new mobility players, MaaS providers and autonomous drive companies. REE’s business plan is geared to allow these companies to build entire fleets based on REEcornerTM technology and Powered by REETM platforms. REE aims to offer many customer benefits including reduction in TCO, lower maintenance and spare-part inventory management costs, higher active and passive safety, improved vehicle efficiency, advanced driver-assistance systems compatibility.

By completing and not competing, REE can partner with other vehicle manufacturers in the automotive industry where electric and autonomous vehicles will be “powered by REE™”, allowing faster and larger adaption of REE’s X-by-Wire technology and electrification scale.

Recent Developments

Non-Binding Memorandum of Understanding with Global Technology Company

On March 18, 2025, we announced that we had entered into a non-binding memorandum of understanding (“MOU”) with a global technology company developing and marketing new mobility solutions for passenger and freight transport. The MOU outlines the parties’ intent to develop and produce multiple thousands of Level 4 (L4) autonomous shuttles. The parties intend to sign a strategic collaboration agreement by year-end 2025, which is estimated to generate up to $770 million in potential revenues over the next five years. The expected launch of the first production vehicles is as early as 2027. The potential collaboration aims to leverage REE’s Federal Motor Vehicle Safety Standards (FMVSS) certified P7 platform and its Unified Architecture (RUA) of ultra-high-performance System on Chip (SOC) designed for real-time complex decision making on vehicle dynamics, safety, energy management, redundancy and autonomy. Autonomous vehicle operators benefit from deep data insights that drive predictive maintenance and could improve uptime, which can reduce total cost of ownership. With software-defined control at the core of its zonal architecture, REE’s vehicles offer significant flexibility and an effort to future-proof SDV for emerging mobility solutions.

Corporate Information

Our registered office and principal place of business is located at Kibbutz Glil-Yam, Israel 4690500 and our telephone number in Israel is +972 (77) 899-5200. Our website address is https://ree.auto/. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Puglisi & Associates, whose address is 850 Library Avenue, Newark, Delaware 19711, and its telephone number is +1 (302) 738-6680.

THE OFFERING

Ordinary Shares offered by us	6,376,631 Ordinary Shares

Ordinary Shares to be outstanding immediately after this offering	25,304,584 Ordinary Shares

Offering price	$4.25 per Ordinary Share

Use of proceeds	We intend to use the net proceeds we receive from the sale of Ordinary Shares for general working capital. Please read “Use of Proceeds” in this prospectus supplement for more information.

Exchange listing	Our Ordinary Shares are listed on Nasdaq under the symbol “REE.”

Risk factors	Investing in our securities involves risks. Please read “Risk Factors” beginning on page S-3 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents that we have incorporated by reference, as well as the other cautionary statements throughout this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in our securities.

Unless otherwise indicated, the number of Ordinary Shares referenced in this prospectus supplement is based on 18,927,953 Ordinary Shares outstanding as of September 30, 2024, and excludes as of such date:

●	3,834,246 Ordinary Shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $4.55 per Ordinary Share;

●	1,870,061 Ordinary Shares issuable upon the vesting of restricted share units, or RSUs, outstanding;

●	382,794 Ordinary Shares reserved for future awards under our equity incentive plans;

●	1,702,372 Ordinary Shares issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $4.52 per Ordinary Share;

●	3,639,893 Ordinary Shares issuable upon the exercise of outstanding pre funded warrants, prices from $0.001 per Ordinary Share; and

●	2,296,963 Ordinary Shares issuable upon the conversion of outstanding convertible promissory notes, convertible at a price of $4.122 per Ordinary Share.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options described above.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described below together with the risk factors described in reports we file with the SEC and incorporated by reference into the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus, including in our 2023 Annual Report. If any of these risks were to materialize, our business, prospects, results of operations and financial condition could be materially adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. In that event, you may lose all or part of your investment.

Risks Related to the Current Condition in Israel

Political, economic and military conditions in Israel, including the October 2023 attack by Hamas and other terrorist organizations and Israel’s subsequent war in response, could adversely affect REE’s supply chain, business, operations, and ability to raise capital.

REE is incorporated under the laws of the State of Israel, and its principal research and development facilities, including REE’s major data centers, and executive offices, where the majority of its employees are employed, are located in Israel. In addition, the majority of REE’s key employees, officers, and directors are Israeli citizens. Accordingly, political, economic and military conditions in Israel directly affect its business. Since the State of Israel was established in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries, as well as terrorist acts committed within Israel by hostile elements. In recent years, Israel has been engaged in armed conflicts with Hamas, an Islamist terrorist militia and political group that controls the Gaza Strip, with Hezbollah, an Islamist terrorist militia and political group that controls large portions of southern Lebanon, and with Iranian-backed military forces in other areas of the Middle East. These conflicts have involved rocket attacks, hostile infiltrations, and terrorism against civilian targets along with the abduction of soldiers and citizens in various parts of Israel, including areas in which our employees, and some of our consultants are located, which has negatively affected business conditions in Israel. In addition, in the past Iran has threatened, and over the past year, has twice attacked Israel, including through drones, cruise missiles, and ballistic missiles and Israel responded with limited military action against Iran. Tensions with Iran continue to rise and it is currently unclear how long this situation may continue, including due to Iran’s reported nuclear program.

Additionally, on October 7, 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within Israel. Following the attack, Israel’s security cabinet declared war against Hamas and the Israeli military began to call-up reservists for active duty. In the months since, clashes with Hezbollah on Israel’s northern border with Lebanon and missile and drone attacks by members of the Houthi Movement in Yemen on Israeli-controlled or owned ships in the Red Sea and in Israel have taken place. It is possible that other terrorist organizations, including Palestinian military organizations in the West Bank, as well as other hostile countries, will join the hostilities and that such clashes may escalate in the future into a greater regional conflict. Additionally, the fall of the Assad regime in Syria may create additional geopolitical instability in the region. Although certain ceasefire agreements had been reached with Hamas and Lebanon (with respect to Hezbollah), and some Iranian proxies have declared a halt to their attacks, there is no assurance that these agreements will be upheld and/or continue in the near future.

While our facilities have not been damaged during the current period, in the event that REE’s facilities are damaged as a result of conflict or hostilities otherwise disrupt the ongoing operation of its facilities, its ability to deliver products to its customers could be materially adversely affected. For example, shelter-in-place and work-from-home measures, government-imposed restrictions on movement and travel and other precautions taken to address the ongoing conflict may temporarily disrupt REE’s management and employees’ ability to effectively perform their daily tasks. The current conflict has also led to a deterioration of certain indicators of Israel’s economic standing, including a downgrade in Israel’s credit rating by rating agencies such as by Moody’s, S&P Global, and Fitch. Any hostilities, armed conflicts, terrorist activities involving Israel or the interruption or curtailment of trade between Israel and its trading partners, or any political instability in the region could adversely affect business conditions and our results of operations. This may also make it more difficult for us to raise capital and may adversely affect REE’s operations and results of operations and the market price of REE’s Ordinary Shares. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. If the ceasefires do not continue and the war in Gaza and/or other related military conflicts escalate, or the level of instability and violence increases in the future, then the economic or financial conditions in Israel could deteriorate, which could have a material adverse effect on our operations in Israel and our business.

REE’s commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement under the Property Tax and Compensation Fund Law, 1961, the reinstatement is limited and partial compensation value of direct damages that are caused by terrorist attacks or acts of war, REE cannot assure you that this government coverage will be maintained or that it will sufficiently cover REE’s potential damages. Any losses or damages incurred by REE could have a material adverse effect on its business.

Moreover, several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. Similarly, the global perception of Israel and Israeli companies, influenced by actions of international judicial bodies, may lead to increased sanctions and other negative measures against Israel, as well as Israeli companies and academic institutions. There is also a growing movement among countries, activists, and organizations to boycott Israeli goods, services, and academic research or restrict business with Israel, which could affect business operations. If these efforts become widespread, along with any future rulings from international tribunals against Israel, they could significantly and negatively impact our business operations. Furthermore, any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners, or significant downturn in the economic or financial condition of Israel, could adversely affect REE’s operations and product development, and could cause its sales to decrease.

In addition, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity and/or regional conflict, there have been periods of significant call-ups of military reservists, including in response to the October 2023 attack. Although many of the October 2023 call-ups have been discharged, they may be called up again depending on how events unfold with respect to the current conflict and it is possible that there will be military reserve duty call-ups in the future. REE’s operations could be disrupted by such call-ups, particularly if such call-ups include the call-up of members of REE’s management. Such disruption could materially adversely affect its business, financial condition, results of operations, and our ability to raise additional funds and/or sell our securities, among other impacts.

Political instability in Israel, which originated before October 2023, could also disrupt REE’s operations. Having held five general elections between 2019 and 2022, government policy is subject to regular disruptive changes. The current government of Israel had pursued significant changes to Israel’s judicial system in 2023 and has recently renewed its efforts to effect such changes. Prior to the October 2023 attack, the proposed changes to the judicial system had sparked widespread protests across Israel. and individuals, organizations and institutions, both within and outside of Israel, voiced concerns that the proposed changes may negatively impact the business environment in Israel. Such persons argued that the impacts may include a reluctance of foreign investors to invest or transact business in Israel as well as increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in securities markets, and other changes in macroeconomic conditions within Israel. Uncertainty surrounding the outcome of the judicial reform in Israel may continue and the political situation in Israel may further deteriorate. Additionally, Benjamin Netanyahu is currently standing trial on corruption and it is not clear to what extent this will affect the stability of the government. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations, growth prospects, and our ability to raise additional funds.

Risks Related to Our Financial Condition

We may not be able to continue as a going concern based on our business plan following the launch of mass production in late 2024 if we are unable to obtain sufficient additional funding or do not have access to capital to finance our current business plan, and we may be forced to change its business plan as a result.

Our ability to successfully carry out our business plan is primarily dependent upon our ability to raise sufficient additional capital. There are no assurances, however, that we will be successful in obtaining an adequate level of financing needed to support our operations. If we are unable to maintain sufficient financial resources our business, financial condition and results of operations will be materially and adversely affected.

As an early-stage growth company, our ability to access capital is critical. Until we can generate sufficient revenue to cover our operating expenses, working capital and capital expenditures, we will need to raise additional capital. Additional equity financing may not be available on favorable terms, or at all, and could be dilutive to current stockholders. Debt financing, if available, may involve restrictive covenants and dilutive financing instruments.

If capital is not available to us when, and in the amounts needed, we could be required to delay, scale back, or abandon some or all of our development programs and operations, which could materially harm our business, financial condition and results of operations.

Risks Related to Our Securities and This Offering

Management has broad discretion as to the use of proceeds of this offering, and we may not use these proceeds in a manner desired by our shareholders.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as our business evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return.

Our stock price has been and may continue to be volatile, which could result in substantial losses for investors.

Since July 2021, the price of our Ordinary Shares has ranged from a high of $324.60 to a low of $2.40 (taking into account the one-for-thirty reverse share split effected on October 18, 2023), and the market price of our Ordinary Shares is likely to continue to be highly volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including, but not limited to:

●	actual or anticipated variations in our and our competitors’ results of operations and financial condition;

●	market acceptance of our vehicles;

●	general economic and market conditions and other factors, including factors unrelated to our operating performance;

●	changes in earnings estimates or recommendations by securities analysts, if our Ordinary Shares continue to be covered by analysts;

●	delays between our expenditures to develop and market our vehicles and the generation of sales from those vehicles;

●	development of technological innovations or new competitive vehicles by others;

●	announcements of technological innovations or new vehicles or products by us;

●	developments concerning intellectual property rights, including our involvement in litigation;

●	changes in our expenditures to promote our vehicles;

●	our sale or proposed sale, or the sale by our significant shareholders, of our Ordinary Shares or other securities in the future;

●	changes in key personnel;

●	success or failure of our research and development projects or those of our competitors; and

●	the trading volume of our Ordinary Shares.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also significantly affect the market price of our Ordinary Shares.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our Ordinary Shares and result in substantial losses being incurred by our investors. In the past, following periods of market volatility, public company shareholders have often instituted securities class action litigation. If we were involved in securities litigation, it could impose a substantial cost upon us and divert the resources and attention of our management from our business.

Sales of a substantial number of our Ordinary Shares in the public market could cause our share price to fall.

We may issue and sell additional Ordinary Shares and/or securities convertible or exchangeable into Ordinary Shares in the public markets. As a result, a substantial number of our Ordinary Shares may be sold in the public market. Sales of a substantial number of our Ordinary Shares in the public markets, or the perception that such sales could occur, could depress the market price of our Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities.

Future sales of substantial amounts of our Ordinary Shares, or the possibility that such sales could occur, could adversely affect the market price of our Ordinary Shares.

In order to raise additional capital, we may in the future offer additional Ordinary Shares, or other securities convertible into or exchangeable for our Ordinary Shares, at prices that may not be the same as the price per share in this offering. We may sell Ordinary Shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We expect that we will need to raise additional funds and these funds may not be available to us when we need them, or may only be available on unfavorable terms. As a result, we may be unable to meet our future capital requirements, which could limit its ability to grow and jeopardize its ability to continue its business operations.

Following the completion of this offering, we expect that we will need to raise additional capital to respond to customer demands, including production ramp up, business opportunities, challenges, technological advancements, competitive dynamics or technologies, acquisitions or unforeseen circumstances and we may determine to engage in equity or debt financings or enter into credit facilities. In order to further business relationships with our potential customer base or partners, we may issue equity or equity-linked securities to potential customers or partners. We may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If we raise additional funds through the issuance of equity or convertible debt or other equity-linked securities or if we issue equity or equity-linked securities to potential customers to further business relationships, our existing stockholders could experience significant dilution. Any debt financing obtained by us in the future could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require them, we would need to scale back our operations or decrease the level of investment in product development and production ramp up which could have a material adverse effect on our ability to continue to grow or support our business and to respond to business challenges.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares. Investors purchasing other securities of ours in the future could obtain rights superior to those of existing investors, and the price per share at which we sell additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares in future transactions may be higher or lower than the price of the securities. Our shareholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of Ordinary Shares under our share incentive programs.

This offering is being conducted on a “reasonable best efforts” basis.

The Placement Agent is offering the Ordinary Share on a “reasonable best efforts” basis, and the Placement Agent is under no obligation to purchase any securities for its own account. The Placement Agent is not required to sell any specific number or dollar amount of securities in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “reasonable best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the Ordinary Shares offered by us in this offering will be approximately $25.0 million after deducting the placement agent commissions and estimated offering expenses that are payable by us.

We intend to use the net proceeds we receive from the sale of the Ordinary Shares for general working capital. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, our management will have broad discretion to allocate the net proceeds of this offering.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2024:

●	on an actual basis; and

●	on as adjusted basis, to give effect to the sale of 6,376,631 Ordinary Shares in this offering at the offering price of $4.25 per Ordinary Share.

You should read this table in conjunction with our Interim Consolidated Financial Statements (unaudited) as of and for the three, six and nine months ended September 30, 2024, attached as Exhibit 99.1 to our Report on Form 6-K filed on December 17, 2024, and incorporated by reference herein.

	As of September 30, 2024
(U.S. dollars in thousands) (Unaudited)	Actual	As Adjusted
Shareholders’ equity:
Ordinary Shares, without par value 33,333,333 authorized; 18,927,953 shares issued and outstanding (actual); and 25,304,584 shares issued and outstanding (as adjusted)
Additional paid-in capital	$968,301	$993,319
Accumulated deficit	$(910,594)	$(910,594)
Total shareholders’ equity	$57,707	$82,725

The above discussion and table are based on 18,927,953 Ordinary Shares outstanding as of September 30, 2024 and excludes as of such date the following:

●	3,834,246 Ordinary Shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $4.55 per Ordinary Share;

●	1,870,061 Ordinary Shares issuable upon the vesting of RSUs outstanding;

●	382,794 Ordinary Shares reserved for future awards under our equity incentive plans;

●	1,702,372 Ordinary Shares issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $4.52 per Ordinary Share;

●	3,639,893 Ordinary Shares issuable upon the exercise of outstanding pre funded warrants, prices from $0.001 per Ordinary Share; and

●	2,296,963 Ordinary Shares issuable upon the conversion of outstanding convertible promissory notes, convertible at a price of $4.122 per Ordinary Share.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 6,376,631 Ordinary Shares through this prospectus supplement and the accompanying prospectus.

Ordinary Shares

This section summarizes the material rights of our shareholders of under Israeli law, and the material provisions of REE’s Amended and Restated Articles.

Share Capital

The authorized share capital of the company consists of 55,333,333 Class A ordinary shares, without par value (“Class A Ordinary Shares”), and 2,780,570 Class B ordinary shares, without par value (“Class B Ordinary Shares”).

All of the outstanding ordinary shares are validly issued, fully paid and non-assessable. The ordinary shares are not redeemable and do not have any preemptive rights.

Other than with respect to Class B Ordinary Shares, REE’s board of directors may determine the issue prices and terms for such shares or other securities, and may further determine any other provision relating to such issue of shares or securities. REE may also issue and redeem redeemable securities on such terms and in such manner as REE’s board of directors shall determine.

The following descriptions of share capital and provisions of the Amended and Restated Articles are summaries and are qualified by reference to our Amended and Restated Articles.

Class A Ordinary Shares

Voting Rights

Holders of Class A Ordinary Shares are entitled to cast one vote per each Class A Ordinary Share held as of the applicable record date. Generally, holders of all classes of Ordinary Shares vote together as a single class on all matters (including the election of directors), and an action is approved by REE shareholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

Transfer of Shares

Fully paid Class A Ordinary Shares are issued in registered form and may be freely transferred under its Amended and Restated Articles, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of Nasdaq. The ownership or voting of Ordinary Shares by non-residents of Israel is not restricted in any way by our Amended and Restated Articles or the laws of the State of Israel, except for ownership by nationals of some countries that at the time are, or have been, in a state of war with Israel.

Dividend Rights

REE may declare a dividend to be paid to the holders of Class A Ordinary Shares in proportion to their respective shareholdings. Under the Israeli Companies Law, 5759-1999, (the “Companies Law”), dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. REE’s Amended and Restated Articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by its board of directors.

Pursuant to the Companies Law, subject to certain exceptions with respect to the buyback of our Class A Ordinary Shares , the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to the company’s most recently reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If REE does not meet such criteria, then it may distribute dividends only with court approval. In each case, REE is only permitted to distribute a dividend if its board of directors and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent REE from satisfying its existing and foreseeable obligations as they become due.

Liquidation Rights

In the event of REE’s liquidation, after satisfaction of liabilities to creditors, its assets will be distributed to the holders of Class A Ordinary Shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights which may be authorized in the future.

Repurchase

Class A Ordinary Shares may be repurchased subject to compliance with the Companies Law and the regulations promulgated thereunder, in such manner and under such terms as its board of directors shall determine.

Class B Ordinary Shares

Issuance of Class B Ordinary Shares

Class B Ordinary Shares may be issued only to, and registered in the names of, Daniel Barel and Ahishay Sardes and (i) any entities wholly-owned by Daniel Barel or Ahishay Sardes (each, a “Founder”), or (ii) a spouse upon divorce, as required by settlement, order or decree, or as required by a domestic relations settlement, order or decree, and (iii) the other Founder solely upon the death or permanent disability of the other Founder; provided that in the case of subparagraphs (i) and (ii) the Founder retains the sole power to vote the Class B Ordinary Shares held by such entity or spouse (collectively, “Permitted Class B Owners”).

Voting Rights

Holders of Class B Ordinary Shares are entitled to cast ten votes per each Class B Ordinary Share held as of the applicable record date. Generally, holders of all classes of Ordinary Shares vote together as a single class on all matters (including the election of directors), and an action is approved by REE shareholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

Specific actions set forth in REE’s Amended and Restated Articles may not be effected by REE without the prior affirmative vote of 100% of the outstanding Class B Ordinary Shares, voting as a separate class. Such actions include the following:

●	directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend or repeal, or adopt any provision of our Amended and Restated Articles inconsistent with, or otherwise alter, any provision of its Amended and Restated Articles that modifies the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Shares;

●	reclassify any outstanding Class A Ordinary Shares into shares having the right to have more than one vote for each share thereof, except as required by law;

●	issue any Class B Ordinary Shares (other than (i) Class B Ordinary Shares originally issued by REE after the Closing Date (as defined below) pursuant to the exercise or conversion of options or warrants that, in each case, are outstanding as of the Closing Date and (ii) Class B Ordinary Shares issued to a Founder simultaneously with each Class A Ordinary Share issued to such Founder); or

●	authorize, or issue any shares of, any class or series of REE’s share capital having the right to more than one (1) vote for each share thereof.

Dividend Rights

Holders of Class B Ordinary Shares will not participate in any dividend declared by the board of directors.

Liquidation Rights

On the liquidation, dissolution, distribution of assets or winding up of REE, holders of Class B Ordinary Shares will not be entitled to receive any distribution of REE assets of whatever kind.

Transfers

Holders of Class B Ordinary Shares are restricted from transferring such shares other than to a Permitted Class B Owner.

Mandatory Suspension

Each Class B Ordinary Share will be automatically suspended on July 22, 2031. In addition, the Class B Ordinary Shares will be suspended and have no further voting rights with respect to any Founder:

i.	who holds less than 33% of the Class A Ordinary Shares held by such Founder immediately following the Effective Time (including those underlying vested and unvested options);

ii.	whose employment as an executive officer is terminated other than for cause or who resigns as an officer of REE and also ceases to serve as a director;

iii.	who dies or is permanently disabled, except that if the other Founder holds Class B Ordinary Shares at such time, then the Class B Ordinary Shares held by the Founder who dies or is permanently disabled will automatically be transferred to the other Founder; or

iv.	whose employment as an executive officer is terminated for cause.

A termination for cause requires a unanimous decision of the board of directors of REE other than the affected Founder.

A termination for “Cause” shall occur 30 days after written notice by REE to a Founder (based upon the unanimous decision of the board of directors, other than such Founder) of a termination for Cause if such Founder shall have failed to cure or remedy such matter, if curable, within such thirty (30) day period. In the event that the basis for Cause is not curable, then such 30 day cure period shall not be required, and such termination shall be effective 10 days after the date REE delivers notice of such termination for Cause. “Cause” shall mean REE’s termination of a Founder’s employment with REE or any of its subsidiaries as a result of: (i) fraud, embezzlement, (ii) any willful act of material dishonesty by such Founder in connection with or relating to such Founder’s employment with REE or any of its subsidiaries; (iii) theft or misappropriation of property, information or other assets by such Founder in connection with such Founder’s employment with REE or any of its subsidiaries which results in or would reasonably be expected to result in or would reasonably be expect to result in material loss, damage or injury to REE and its subsidiaries, their goodwill, business or reputation; (iv) such Founder’s conviction, guilty plea, no contest plea, or similar plea for any felony or any crime that results in or would reasonably be expected to result in material loss, damage or injury to REE and its subsidiaries, their goodwill, business or reputation; (v) such Founder’s use of alcohol or drugs while working that materially interferes with the ability of such Founder to perform such Founder’s material duties hereunder; (vi) such Founder’s material breach of a material REE policy, or material breach of an REE policy that results in or would reasonably be expected to result in material loss, damage or injury to the Company and its subsidiaries, their goodwill, business or reputation; or (vii) such Founder’s material breach of any of his obligations under the employment agreement between such Founder and REE, as in effect from time to time (the “Founder Employment Agreement”) which results in or would reasonable be expected to result in material loss, damage, or injury to the Company and its subsidiaries, their goodwill, business or reputation ; provided, that, for clauses (i) - (vii) above, REE delivers written notice to such Founder of the condition giving rise to Cause within 90 days after its initial occurrence.

Repurchase

The Class B Ordinary Share are not subject to repurchase.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on Class A Ordinary Shares, proceeds from the sale of the Class A Ordinary Shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that at the time are, or have been, in a state of war with Israel.

Registration Rights

Concurrently with the execution and delivery of the Agreement and Plan of Merger, dated as of February 3, 2021, by and among 10X Capital Venture Acquisition Corp (“10X Capital”), REE and Merger Sub (the “Merger Agreement”), 10X Capital, its executive officers and directors (the “Insiders”), 10X Capital SPAC Sponsor I LLC (the “Sponsor”) and certain of the shareholders of REE entered into an Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), which became effective on July 23, 2021, pursuant to which REE filed a registration statement registering the resale of certain registrable securities under the Securities Act of 1933, as amended (the “Securities Act”). REE has also agreed to provide customary “piggyback” registration rights with respect to such registrable securities and to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities, subject to required notice provisions to other shareholders party thereto. REE has also agreed to file a resale shelf registration statement to register the resale of Class A Ordinary Shares and warrants held by the Sponsor.

The Investors’ Rights Agreement also provides that the Sponsor shall not transfer any of its Class A Ordinary Shares issued in connection with REE’s business combination with 10X Capital (the “Merger”) until (i) with respect to 25% of such shares, the date that is 90 days following the closing date of the Merger on July 22, 2021 (the “Closing Date”), and (ii) with respect to 75% of such shares, the first to occur of (x) the date that is 12 months following the Closing Date and (y) such time as the closing price of the Class A Ordinary Shares equals or exceeds $13.00 per share for any twenty (20) trading days within any thirty (30) consecutive trading days following the Closing Date. Further, each Insider shall not transfer any of its Class A Ordinary Shares issued in connection with the Merger until the date that is 180 days following the Closing Date. The foregoing restrictions on transfer of the Sponsor’s and the Insiders’ Class A Ordinary Shares shall terminate and no longer be applicable upon the date following the Closing Date on which REE completes a liquidation, merger, capital stock exchange, or other similar transaction that results in all of REE’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.

The Investors’ Rights Agreement also provides that REE will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities. The rights granted under the Investors’ Rights Agreement supersede any prior registration, qualification, or similar rights of the parties with respect to their REE securities or 10X Capital securities, and all such prior agreements shall be terminated.

Shareholder Meetings

Under Israeli law, REE is required to hold an annual general meeting of its shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in the Amended and Restated Articles as special general meetings. REE’s board of directors may call special general meetings of its shareholders whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that REE’s board of directors is required to convene a special general meeting of its shareholders upon the written request of (i) any two or more of its directors, (ii) one-quarter or more of the serving members of its board of directors or (iii) one or more shareholders holding, in the aggregate, either (a) 10% or more of REE’s issued and outstanding shares and 1% or more of REE’s outstanding voting power or (b) 10% or more of REE’s outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of shareholders may request that the board of directors include a matter in the agenda of a general meeting of shareholders to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting (except with respect to the election or removal of a director, in which case at least 5% of the voting rights is required to permit a shareholder to request that the board of directors include such matter on the agenda). REE’s Amended and Restated Articles contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for general meetings. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 60 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:

●	amendments to the articles of association;

●	appointment, terms of service and termination of services of auditors;

●	appointment of directors, including external directors (if applicable);

●	approval of certain related party transactions;

●	increases or reductions of authorized share capital;

●	a merger; and

●	the exercise of the board of director’s powers by a general meeting, if the board of directors is unable to exercise its powers and the exercise of any of its powers is required for proper management of the company.

The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and, if the agenda of the meeting includes (among other things) the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Under the Companies Law and REE’s Amended and Restated Articles, shareholders are not permitted to take action by way of written consent in lieu of a meeting.

Quorum

Pursuant to REE’s Amended and Restated Articles, the quorum required for REE’s general meetings of shareholders consists of at least two shareholders present in person or by proxy who hold or represent at least 33⅓% of the total outstanding voting power of its shares, except that if (i) any such general meeting was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting REE qualifies as a “foreign private issuer,” the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of its shares. Notwithstanding the foregoing, a quorum for a general meeting shall also require the presence in person or by proxy of at least one shareholder holding Class B Ordinary Shares if such shares are outstanding. The requisite quorum may be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by REE shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described under “- Shareholder Meetings” above. Notwithstanding the foregoing, a quorum for any adjourned general meeting shall also require the presence in person or by proxy of at least one shareholder holding Class B Ordinary Shares if such shares are outstanding.

Vote Requirements

REE’s Amended and Restated Articles provide that all resolutions of REE shareholders require a simple majority vote, unless otherwise required by the Companies Law or by the Amended and Restated Articles. Under the Companies Law, certain actions require the approval of a special majority, including:

●	an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest;

●	the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary); and

●	certain compensation-related matters.

Under REE’s Amended and Restated Articles, the alteration of the rights, privileges, preferences or obligations of any class of REE’s shares (to the extent there are classes other than the ordinary shares) requires the approval of a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting.

Under REE’s Amended and Restated Articles, the approval of (i) a majority of the total voting power of the shareholders if Class B Ordinary Shares remain outstanding and (ii) if no Class B Ordinary Shares remain outstanding, a supermajority of at least 65% of the total voting power of the Shares is generally required to remove any of its directors from office, to amend such provision regarding the removal of any of its directors from office, or certain other provisions regarding the board, shareholder proposals, and the size of REE’s board. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of a majority of the shareholders present and represented at the meeting, and holding at least 75% of the voting rights represented at the meeting and voting on the resolution and pursuant to Section 350(a1) of the Companies Law, in light of the dual classes of its shares may require separate class votes.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of REE’s general meetings, REE’s shareholder register (including with respect to material shareholders), REE’s articles of association, REE’s financial statements, other documents as provided in the Companies Law, and any document REE is required by law to file publicly with the Israeli Registrar of Companies or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in its possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. REE may deny a request to review a document if it determines that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise impair its interests.

Anti-Takeover Provisions; Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if (i) the acquisition occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) the acquisition was from a shareholder holding 25% or more of the voting rights in the company and resulted in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (iii) the acquisition was from a shareholder holding more than 45% of the voting rights in the company and resulted in the purchaser becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding shares of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging company, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.

Anti-Takeover Measures

The Companies Law allows us to create and issue shares having rights different from those attached to Ordinary Shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the date hereof, no preferred shares have been authorized under REE’s Amended and Restated Articles. In the future, if REE authorizes, creates and issues a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent its shareholders from realizing a potential premium over the market value of Ordinary Shares. The authorization and designation of a class of preferred shares will require an amendment to REE’s Amended and Restated Articles which requires the prior approval of the holders of a majority of the voting power of REE participating or otherwise represented in the shareholders’ meeting, provided that a quorum is present or otherwise represented at the meeting, and provided further, that in the event that such class of preferred shares shall have the right to more than one (1) vote for each share thereof, such authorization and designation shall also require the affirmative vote of 100% of the outstanding Class B Ordinary Shares, voting as a separate class. The convening of the meeting, the shareholders entitled to participate and the vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and REE’s Amended and Restated Articles, as described above under the paragraphs titled “- Shareholder Meetings,” “- Quorum” and “- Vote Requirements.”

Borrowing Powers

Pursuant to the Companies Law and REE’s Amended and Restated Articles, REE’s board of directors may exercise all powers and take all actions that are not required under law or under its Amended and Restated Articles to be exercised or taken by its shareholders, including the power to borrow money for company purposes.

Changes in Capital

REE’s Amended and Restated Articles enable it to increase or reduce its share capital, provided that the creation of a new class of shares with more than one vote per share shall be considered a modification of the Class B Ordinary Shares. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by REE’s shareholders at a general meeting of shareholders, provided that modification to the rights attached to the Class B Ordinary Shares shall require approval of shareholders holding 100% of the then issued Class B Ordinary Shares. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both REE’s board of directors and an Israeli court.

Exclusive Forum

REE’s Amended and Restated Articles provide that unless it consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. REE’s Amended and Restated Articles also provide that unless REE consents in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for any derivative action or proceeding brought on behalf of REE, any action asserting a breach of a fiduciary duty owed by any of REE’s directors, officers or other employees to REE or its shareholders or any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law.

Transfer Agent and Registrar

The transfer agent and registrar for Ordinary Shares is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone number is 212-509-4000.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement dated March 18, 2025, we have retained A.G.P./Alliance Global Partners to act as our exclusive placement agent in connection with this offering. Under the terms of the placement agency agreement, the Placement Agent is not purchasing or selling any of the securities offered by us in this offering, and is not required to arrange for the sale of any specific number or dollar amount of securities, other than to use its reasonable best efforts to arrange for the sale of such securities by us. The terms of this offering were subject to market conditions and negotiations between us, the placement agent, and the prospective investors.

We have entered into securities purchase agreements directly with the Investors in connection with this offering, and we will only sell our securities offered hereby to the Investors who have entered into a securities purchase agreement. The form of securities purchase agreement is included as an exhibit to a Report on Form 6-K that we will file with the SEC and that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

We expect to deliver the securities being offered pursuant to this prospectus supplement and the accompanying prospectus on or about March 19, 2025, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

We will pay the Placement Agent an aggregate cash fee equal to (i) 8.0% of the aggregate proceeds from the sale of the Ordinary Shares sold in this offering to certain investors and (ii) 2.0% of the aggregate proceeds from the sale of the Ordinary Shares sold in this offering to certain other investors. We have also agreed to reimburse the placement agents’ actual out-of-pocket expenses up to $70,000, in the aggregate, and a non-accountable expense allowance of $10,000. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $235,000.

The following table sets forth the offering price per Ordinary Share and the total cash placement agent fees we will pay to the Placement Agent in connection with the sale of the securities pursuant to this prospectus supplement and the accompanying prospectus:

	Per Ordinary Share	Total
Offering price	$4.25	$27,100,681.75
Placement Agent fees(1)	$0.34	$1,767,513.80	(2)
Proceeds, before expenses, to us	$3.91	$25,333,167.95

(1)	We have agreed to pay the Placement Agent a cash fee equal to (i) 8.0% of the aggregate proceeds from the sale of the Ordinary Shares sold in this offering to certain investors and (ii) 2.0% of the aggregate proceeds from the sale of the Ordinary Shares sold in this offering to certain other investors. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering.
(2)	Includes a reduced Placement Agent cash fee of 2.0% for the issuances 1,570,748 shares to existing shareholders and insiders of the Company.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities, including liabilities arising under the Securities Act, relating to or arising out of placement agents’ activities under the placement agency agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Lock-Up Restrictions

Under the terms of the securities purchase agreement, from the date of the securities purchase agreement until sixty (60) days after the closing of this offering (the “Lock-Up Period”), neither we nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or ordinary share equivalents, or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions.

We have also agreed, subject to certain exceptions, until six (6) months after the closing of this offering, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our Ordinary Shares or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, subject certain exceptions. However, following the expiration of the Lock-Up Period, the issuance of Ordinary Shares pursuant to both (i) that certain ATM Equity Offering Sales Agreement, dated August 16, 2022, between the Company and BofA Securities, Inc.; and (ii) that certain At The Market Offering Agreement, dated July 14, 2023, between the Company and H.C. Wainwright & Co., LLC, is permitted provided that such sales are made at a price greater than $6.50 per share.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Ordinary Shares by the Placement Agent acting as principal. Under these rules and regulations, the placement agents:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments

Listing

Our Ordinary Shares are listed on Nasdaq under the symbol “REE.”

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Herzog Fox & Neeman, Tel Aviv, Israel. Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Thompson Hine LLP, New York, New York is acting as counsel to the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements of REE Automotive Ltd. appearing in REE Automotive Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2023, as filed with the SEC on March 27, 2024, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the securities covered by this prospectus supplement. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website, https://ree.auto, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus a supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

●	our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on March 27, 2024;

●	our current report on Form 6-K filed on May 30, 2024 (with respect to the sections titled “Q1 2024 and Recent Highlights”, “Business”, “Technology”, “Operations”, “Financials”, the Company’s “Condensed Consolidated Statements of Comprehensive Loss (Unaudited)”, the Company’s “Condensed Consolidated Balance Sheets (Unaudited)”, and the Company’s “Condensed Consolidated Statements of Cash Flows (Unaudited)” in the press release attached as Exhibit 99.1 to the Report on Form 6-K), July 31, 2024, September 16, 2024 (with respect to the first four and the last three paragraphs in the press release attached as Exhibit 99.1 to the Report on Form 6-K), September 17, 2024, September 26, 2024 (with respect to the first paragraph, the sections titled “Recent Highlights,” and “Forward-Looking Statements,” and the U.S. GAAP financial statements in the press release attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 to the Report on Form 6-K), November 14, 2024 (with respect to the first two paragraphs in the press release attached as Exhibit 99.1 to the Report on Form 6-K), December 17, 2024 (with respect to the sections titled “Financial Highlights,” “Business Highlights,” and “Forward-Looking Statements,” and the U.S. GAAP financial statements in Exhibit 99.1 to the Report on Form 6-K), January 22, 2025; March 10, 2025 and March 18, 2025 (and with respect to the first, second, and fifth paragraphs, along with the section titled “Caution About Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Report on Form 6-K) and

●	the description of our securities contained in Form 8-A filed with the SEC on July 22, 2021, as updated by Exhibit 2.5 to our annual report on Form 20-F for the fiscal year ended December 31, 2023.

In addition, any other reports on Form 6-K that we subsequently furnish to the SEC pursuant to the Exchange Act prior to the termination of an offering made pursuant to this prospectus will also be incorporated by reference into this prospectus (if they state that they are incorporated by reference into this prospectus) and deemed to be part of this registration statement from the date of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:

Corporate Secretary

REE Automotive Ltd.

Kibbutz Glil-Yam

Israel 4690500

Tel: +972 (77) 899-5200

PROSPECTUS

$200,000,000

Class A Ordinary Shares

Debt Securities

Rights

Warrants

Units

REE Automotive Ltd. (“REE,” “we,” “us” or “the Company”) may offer and sell up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

Our Class A ordinary shares are listed on the NASDAQ Global Select Market under the symbol “REE.” On August 25, 2022, the last reported sale price of our Class A ordinary shares was $1.34 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.

None of the Securities and Exchange Commission, the Israel Securities Authority or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled “Where You Can Find More Information.”

We have not authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.

Unless the context otherwise requires, “REE,” “we,” “us,” “our,” “the Company” and similar terms refer to REE Automotive Ltd. and its subsidiaries on a consolidated basis.

The term “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar” and “$” refer to U.S. dollars, the lawful currency of the United States.

Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. The “REE” design logo is the property of REE Automotive Ltd. We have several other trademarks and service marks. Although we have omitted trademark designations in this prospectus, all rights to such trademarks are nevertheless reserved. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, are forward-looking statements. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are usually identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “projection,” “should,” “strategy,” “will,” or similar expressions. These statements are based upon assessments and assumptions of management in light of historical results and trends, current conditions and potential future developments that often involve judgment, estimates, assumptions and projections. Forward-looking statements reflect current views about our plans, strategies and prospects, which are based on information currently available as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

COMPANY OVERVIEW

REE is an automotive technology company whose mission is to be the cornerstone on top of which mobility players can build their dreams of future services, unbound by legacy thinking, as we carry the next generation of electric and autonomous vehicles on a truly modular and scalable platform. We aim to empower global mobility companies to build any size or shape of electric or autonomous vehicle – from Class 1 through Class 6 – for any application and target market. We envision a future where electric vehicles and autonomous vehicles will be Powered by REE™.

REE is a development stage company actively executing our business plan and establishing strategic collaborations with industry leaders to expand our industry footprint across segments. We are currently developing full vehicle prototypes with REEcornerTM technology, preparing to commence commercial trials of our P7 Platform and developing our currently untested plans to outsource manufacturing and to assemble components at future Integration Centers. Our products are designed to be operated on either battery or fuel cells and in any drive mode, both human-driven and autonomous while affording full design freedom to our potential customers.

As a horizontally integrated player, REE plans to initially target commercial and mobility as a service (“MaaS”) markets by commercially engaging auto manufacturers, original equipment manufacturers, parcel/courier delivery and logistic companies, e-commerce retailers, new mobility players, MaaS providers and autonomous drive companies with its proposed offering to build entire fleets tailored to their exact needs based on REEplatformTM technology without the need to be constrained to off-the-shelf offerings. We offer many customer benefits including complete vehicle design freedom based on exact business requirements, enabling reduction in time-to-market, more space and volume with the smallest footprint, lower total cost of ownership, faster development times, advanced driver-assistance systems compatibility, and reduced maintenance and global safety standard compliance.

Additionally, REE is building a partner ecosystem to enable and accelerate adoption of REE’s products. This includes collaborations with partners not only to develop full vehicle offerings but also to provide a comprehensive ecosystem of enabling capabilities and services, such as vehicle financing, batteries, charging infrastructure, aftersales, service and Data-as-a-Service, for a full turn-key solution intended to enable and expedite a smooth transition for our potential customers from internal combustion engine vehicles to electric vehicle fleets.

CORPORATE INFORMATION

Our registered office and principal place of business is located at Kibbutz Glil-Yam, Israel 4690500 and our telephone number in Israel is +972 (77) 899-5193. Our website address is https://ree.auto/. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Puglisi & Associates, whose address is 850 Library Avenue, Newark, Delaware 19711.

RISK FACTORS

Investing in any securities described in this prospectus involves risks. You should carefully consider the risk factors set forth in our most recent annual report on Form 20-F, and the other information contained or incorporated by reference in this prospectus or any applicable prospectus supplement hereto, before making a decision to invest in our securities. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. You should carefully consider these risk factors and risks before investing in any of our securities. See “Where You Can Find More Information.”

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in an applicable prospectus supplement) an indeterminate number of securities as shall have a maximum aggregate offering price of $200 million. The actual price per share of the Class A ordinary shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities offered hereunder for general corporate purposes, which may include working capital, capital expenditures, investments and the financing of possible acquisitions. Additional information relating thereto may be set forth in any applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Class A ordinary shares, debt securities, subscription rights, warrants and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $200 million.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of 1,000,000,000 Class A ordinary shares, without par value, of which 239,563,002 Class A ordinary shares were issued and outstanding as of June 30, 2022, as well as 83,417,110 Class B ordinary shares, no par value, of which 83,417,110 Class B ordinary shares were issued and outstanding as of June 30, 2022. All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

A description of our ordinary shares can be found in “Description of Securities,” filed as Exhibit 2.6 to our annual report on Form 20-F filed on March 28, 2022 and incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately. The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read the indenture, which will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of each series of debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) and, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any events of default;

●	the terms and conditions, if any, for conversion into or exchange for our Class A ordinary shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections and general tax considerations relating to the debt securities and the foreign currency or currencies (or foreign currency unit or units) in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Class A ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each Class A ordinary share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the Class A ordinary shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase Class A ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and U.S. federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser;

●	through agents; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:

●	block transactions and transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	the method of distribution;

●	the public offering price or purchase price and the proceeds to us from that sale;

●	the expenses of the offering;

●	any discounts to be allowed or paid to the underwriters, dealers or agents;

●	all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

●	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and executive officers and any Israeli experts named in this registration statement, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a majority of our assets and most of our directors and executive officers are located outside of the United States, any judgment obtained in the United States against us or any of them may be difficult to collect within the United States.

We have irrevocably appointed Puglisi & Associates located at 850 Library Avenue, Newark, Delaware 19711, +1 (302) 738-6680 as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

We have been informed by our Israeli counsel, Goldfarb Seligman & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the basis that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Securities Exchange Act of 1934, as amended, the Exchange Act, and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things, the following key conditions are met:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the judgment is enforceable according to the law of the foreign state in which the relief was granted;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel; and

●	the substance of the judgment and its enforcement is not contrary to the law, public policy, security or sovereignty of the State of Israel.

Even if the above conditions are met, an Israeli court will not enforce a U.S. judgment in a civil matter if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases and a request by the attorney general);

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in NIS, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in NIS at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in non-Israeli currency. Pending collection, the amount of the judgment of an Israeli court stated in NIS ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Expense	Estimated Amount
SEC registration fee		$18,540
FINRA filing fee		30,500
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous costs		*
Total	$	*

*	To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS

Goldfarb Seligman & Co., Tel Aviv, Israel will pass upon the validity of the securities being registered hereby and certain other legal matters in connection with the registration of such securities. White & Case LLP, New York, New York will pass certain matters of New York law for us in connection with the registration of certain securities being registered hereby. Additional legal matters may be passed upon for us and any underwriter that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of REE Automotive Ltd. appearing in REE Automotive Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2021, as filed with the SEC on March 28, 2022, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (https://ree.auto/), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

●	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 28, 2022;

●	our current report on Form 6-K filed with the SEC on May 17, 2022 (other than Exhibit 99.1 thereto);

●	our current report on Form 6-K filed with the SEC on August 16, 2022 (other than Exhibit 99.1 thereto); and

●	the description of our ordinary shares contained in Exhibit 2.6 to our annual report on Form 20-F for the fiscal year ended December 31, 2021.

In addition, any other reports on Form 6-K that we subsequently furnish to the SEC pursuant to the Exchange Act prior to the termination of an offering made pursuant to this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus (if they state that they are incorporated by reference into this prospectus) and deemed to be part of this registration statement from the date of the filing of such documents.

REE Automotive Ltd.

PROSPECTUS SUPPLEMENT

6,376,631 Ordinary Shares

Sole Placement Agent

A.G.P.

March 18, 2025